UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2017 (March 17, 2017)

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-512-5855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On March 17, 2017, Wave Sync Corp. (the “Company”) and each of the two holders (the “Noteholders”) of the Company’s convertible notes (the “Convertible Notes”) entered into a convertible note exchange agreement (the “Agreement”). Pursuant to the Agreement, the Company shall issue to the two noteholders an aggregate of approximately 1,106,837 shares of common stock (the “Common Stock”) of the Company, par value $0.001, in exchange for the Noteholders’ Convertible Notes in an aggregate principal amount of $2,213,673. The securities described in the Agreement shall be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption afforded by section 3(a)(9) of the Securities Act.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

10.1	Convertible Note Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2017	WAVE SYNC CORP.

	By:	/s/ Zuyue Xiang
	Name:	Zuyue Xiang
	Title:	Chief Executive Officer

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